UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2007

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2007, The St. Joe Company and a group of its subsidiaries (collectively, the "Company") entered into a Purchase and Sale Agreement (the "Agreement") with Eola Capital, LLC (the "Purchaser") for the sale of the Company's office building portfolio, consisting of seventeen buildings with approximately 2.3 million net rentable square feet located in seven markets throughout the Southeast.

The purchase price payable under the Agreement is $383 million. An initial deposit of $5 million was paid upon signing; a second deposit of $7 million is payable within two days after the conclusion of a due diligence period ending on May 9, 2007 (the "Feasibility Period"); and the balance of the purchase price is payable at closing. The deposits are non-refundable to the Purchaser except in the event of a default by the Company under the Agreement or the failure to satisfy certain closing obligations. The Purchaser may terminate the Agreement at any time prior to the conclusion of the Feasibility Period and forfeit the initial deposit. The purchase price includes the assumption by the Purchaser of approximately $60 million of debt associated with certain buildings in the portfolio.

The Agreement contains terms and conditions customary to real estate purchase agreements, including, but not limited to, representations, warranties and covenants regarding title matters, leases and environmental conditions.

The Agreement states that the closing of the purchase and sale will occur on June 13, 2007. Pursuant to a letter agreement executed by the parties in connection with the Agreement (the "Side Letter"), however, the closing date for two buildings (representing $100 million of the purchase price) may be deferred until the lenders' approve the assumption by the Purchaser of the debt associated with such buildings.

A copy of the Agreement and Side Letter is filed as Exhibit 10.1 hereto. The foregoing description of the Agreement and Side Letter does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement and Side Letter, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Purchase and Sale Agreement and Letter Agreement, each dated as of April 30, 2007 by and among the registrant, certain subsidiaries of the registrant and Eola Capital, LLC.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

May 3, 2007	By:	/s/ Michael N. Regan

Name: Michael N. Regan
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement and Letter Agreement, each dated as of April 30, 2007 by and among the registrant, certain subsidiaries of the registrant and Eola Capital, LLC.